Exhibit 99.1

Listed on the New York Stock Exchange (CLP)

NEWS RELEASE

Colonial Properties Trust Closes Tender Offer for Senior Notes and
Raises 2009 Guidance Due to Additional Gains from Bond Repurchases
BIRMINGHAM, Ala.—September 1, 2009—Colonial Properties Trust (NYSE:CLP) and its operating partnership, Colonial Realty Limited Partnership (“Colonial Realty,” and together with Colonial Properties Trust, the “company”), today announced that Colonial Realty has accepted for purchase $148.2 million in principal amount of its outstanding notes set forth below that were validly tendered pursuant to its previously announced cash tender offer for such notes (the “Offer”). The total amount of tender offer consideration to be paid by the company for notes accepted for payment, excluding accrued and unpaid interest, is approximately $133.5 million (the “Maximum Tender Amount”). The Offer was made pursuant to an Offer to Purchase (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”), each dated August 4, 2009, as amended by the company’s press release issued on August 17, 2009 (“the Offer to Purchase”), and the related Letter of Transmittal. The Offer expired at 12:00 midnight, New York City time, on Monday, August 31, 2009 (the “Expiration Date”).
As of the Expiration Date, $270.0 million of the outstanding principal amount of the notes were validly tendered. In addition to the Total Consideration or Tender Offer Consideration (as defined in the Offer to Purchase), each tendering holder of notes accepted for payment will be paid accrued and unpaid interest on such notes from the last interest payment date up to, but not including, the Settlement Date (as defined in the Offer to Purchase). The Settlement Date is expected to be today.
The aggregate amount of notes validly tendered and not withdrawn as of the Expiration Date would have caused the company to spend more than the Maximum Tender Amount, as a result, the company has accepted notes validly tendered in the Offer on a prorated basis as outlined in the table below and described in the Offer to Purchase.

					Cash Spend
					Required to
					Purchase
			Aggregate	Percentage of	Aggregate
			Principal	Tendered	Principal
	Principal	Aggregate	Amount	Notes	Amount
	Amount	Amount	Accepted for	Repurchased	Accepted for
Title of Security	Outstanding	Tendered	Purchase	(1)	Purchase
6.050% Senior Notes due 2016	$178,682,000	$83,436,000	$83,436,000	100.000%	$75,091,920.00
(CUSIP — 195889AA8)
5.500% Senior Notes due 2015	$258,646,000	$64,665,000	$64,665,000	100.000%	$58,360,162.50
(CUSIP — 195891AJ5)
6.250% Senior Notes due 2014	$200,861,000	$95,853,000	$50,000	0.068%	$47,812.50
(CUSIP — 195891AG1)
6.875% Senior Notes due 2012	$80,000,000	$26,050,000	$0	0.000%	$0.00
(CUSIP — 195891AD8)
TOTAL	$718,189,000	$270,004,000	$148,151,000		$133,499,895.00
(1)	Percentage accepted for repurchase has been rounded down to the nearest $1,000 principal amount pursuant to the proration procedures described in the Offer to Purchase.
-MORE-

CLP Closes Tender Offer for Senior Notes and Raises 2009 Guidance Due to Additional Gains from Bond Repurchases

September 1, 2009
Updated 2009 EPS and FFO Per Share Guidance
The company is updating its guidance for 2009 based on the increase in expected gains in EPS and Total Diluted FFO per share resulting from additional repurchases of senior notes during 2009. The company’s 2009 guidance, as set forth in the company’s July 23, 2009 press release, had assumed gains from repurchases of unsecured bonds and/or preferred shares of $0.75 to $0.85 per diluted share. As a result of the repurchases under the tender offer described above, the company has revised its estimated gains from repurchases of unsecured bonds and/or preferred shares range to $0.92 to $0.95 per diluted share. The multifamily same property portfolio operating guidance and other assumptions provided in the company’s July 23, 2009 press release remains unchanged. The company’s updated guidance range for the full-year 2009 for EPS and FFO per share is set forth and reconciled below:

Full-Year
2009 Range
Low – High
Diluted EPS	$0.37 - $0.60
Plus: Real Estate Depreciation & Amortization	1.75 - 1.75
Less: Gain on Sale of Operating Properties	(0.00) - (0.10)

Total Diluted FFO per share	$2.12 - $2.25

Less: Transaction Income
Gain on Sale of Development Properties and Land	(0.07) - (0.10)
Gain on Bond or Preferred Stock Repurchases	(0.92) - (0.95)

Operating FFO per share	$1.13 - $1.20

The company’s guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company’s control and all of which are subject to change. The company’s guidance may change if actual results vary from these assumptions.
Colonial Properties Trust is a multifamily real estate investment trust (REIT) that creates additional value for its shareholders by managing commercial assets through joint venture investments and pursuing development opportunities. As of June 30, 2009, the company owned or managed 36,136 apartment units, and 21.5 million square feet of office and retail space located in key Sunbelt states from Virginia to Nevada. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and Operating FFO. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds from Operations — FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before minority interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company’s performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company’s industry.
The company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

CLP Closes Tender Offer for Senior Notes and Raises 2009 Guidance Due to Additional Gains from Bond Repurchases

September 1, 2009
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
Operating FFO — The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of our current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding the company’s ability to successfully complete additional senior note repurchases under its repurchase program on favorable terms, the company’s ability to successfully complete the contemplated redemption and sale transaction with respect to its OZ/CLP Retail LLC joint venture, the company’s ability to successfully complete related transactions with CMS, and the company’s ability to successfully complete unit sales at its condominium conversion projects may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.

CONTACT:	Colonial Properties Trust
Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917